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Exhibit 32.2



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bullion River Gold Corp. (the "Registrant") on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Dr. iur. Rene Juchler, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


                                               BULLION RIVER GOLD CORP.


Dated:   August 15, 2008                       By:  /s/ Dr. iur. Rene Juchler
                                                    ----------------------------
                                                    Dr. iur. Rene Juchler
                                                    Principal Financial Officer
                                                    and Director